UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 28, 2011 (September 27, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive office)
Registrant’s telephone number, including area code (770) 563-7400
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On September 28, 2011, our direct parent holding company, Travelport Holdings Limited (“Holdings”), reached an agreement in principle with lenders holding a majority of the aggregate principal amount of the PIK term loans to amend certain terms of its previously announced proposed restructuring (the “Restructuring”) with respect to its senior unsecured payment-in-kind (“PIK”) term loans due March 27, 2012. The deadline for PIK term loan holders to vote for, or withdraw their acceptance to, the amendments to the PIK term loans has been extended to 5:00 p.m. prevailing Eastern Time on September 29, 2011.
A copy of the amended Restructuring Support Agreement and revised term sheet, as Exhibit A thereto, is attached hereto as Exhibit 99.1 and incorporated by reference herein.
In connection with the Restructuring of the PIK term loans, the holders of a majority in aggregate principal amount of the loans outstanding under our senior secured credit agreement that had previously provided their consents to the Restructuring have been given the opportunity to withdraw their previously submitted consents no later than 12:00 p.m. prevailing Eastern Time on September 29, 2011.
Concurrent with the solicitation of consent for the transaction, Holdings is continuing to solicit acceptances of a consensual plan of reorganization to gain acceptance of the Restructuring even if the transaction does not achieve unanimous acceptance of the PIK term loan holders. The voting deadline to vote for, or withdraw from, the consensual plan or reorganization, has been extended by Holdings to 5:00 p.m. prevailing Eastern Time on September 29, 2011. The consensual plan of reorganization will not be required if Holdings receives unanimous acceptance of the transaction from current PIK term loan holders. In the event that Holdings proceeds with a consensual plan of reorganization, Holdings, which is a holding company with no active operations, would be the entity involved. Travelport Limited would not be a party to the plan and its ongoing business operations would not be affected.
The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.
Item 8.01 Other Items.
We received a letter dated September 27, 2011, from Dewey & LeBoeuf LLP as counsel to certain holders of Travelport’s outstanding senior notes. We continue to disagree with the assertions in the previously disclosed letter from Dewey & LeBoeuf LLP dated September 22, 2011, as supplemented by the letter of September 27, 2011. We believe that we are, and will continue to be, in full compliance with the provisions of the indentures for the senior notes upon implementation of the Restructuring. A copy of the supplemental letter is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Amended Restructuring Support Agreement and revised term sheet.

99.2	Letter from Dewey & LeBoeuf LLP, dated September 27, 2011.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectations of future events. Travelport Limited cannot assure that any forward-looking statement will be accurate. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. Travelport Limited assumes no obligation to update any forward-looking statements as a result of future events or developments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: September 28, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated September 28, 2011 (September 27, 2011)
EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended Restructuring Support Agreement and revised term sheet.

99.2	Letter from Dewey & LeBoeuf LLP, dated September 27, 2011.